Callaway Golf Company Announces Third Quarter Results

- Third quarter net sales of $173 million, compared to $176 million last year

- Third quarter non-GAAP loss per share of ($0.37)/GAAP loss per share of ($1.01)

- Restructuring actions on target to achieve approximately $50 million in gross annualized savings and reinvesting approximately 50% of the savings into brand and demand creation initiatives

CARLSBAD, Calif., Oct. 27, 2011 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced its third quarter and year to date 2011 financial results. The Company also announced that its restructuring plan is on pace to deliver gross annualized savings of approximately $50 million. The Company has developed plans to invest approximately half of the savings in brand and demand creation initiatives.

"Our third quarter results are in line with our lowered expectations and continue to reflect the impact of a challenging golf equipment market and the mistakes we have made in executing a coordinated product and marketing plan based on golf consumers' preferences," commented Tony Thornley, who was appointed interim President and Chief Executive Officer in June 2011. "We are on target with our recovery plan announced last quarter and have made significant progress in setting the foundation to return to profitability. We have focused the organization on the different elements of our business with the intent to achieve sustained profitability in each of these segments. Growth in sales is an essential part of this strategy, particularly in our core products. We remain committed to reinvesting approximately half of the $50 million in savings towards brand and demand creation initiatives to drive sales growth in 2012 and beyond."

GAAP RESULTS.

For the third quarter of 2011, the Company reported the following GAAP results as compared to the third quarter of 2010:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$173	-	$176	-	($3)
Gross Profit	$47	27%	$49	28%	($2)
Operating Expenses	$92	53%	$87	50%	$5
Operating Income/(Loss)	($44)	*	($38)	*	($6)
Income Tax Provision/(Benefit)	$15	9%	($22)	*	$37
Earnings/(Loss) per share	($1.01)	-	($0.33)	-	($0.68)
* Not meaningful

For the first nine months of 2011, the Company reported the following GAAP results as compared to the first nine months of 2010:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$733	-	$782	-	($49)
Gross Profit	$274	37%	$310	40%	($36)
Operating Expenses	$305	42%	$294	38%	$11
Operating Income/(Loss)	($31)	*	$16	2%	($47)
Income Tax Provision/(Benefit)	$69	9%	($4)	*	$73
Earnings/(Loss) per share	($1.81)	-	$0.09	-	($1.90)
* Not meaningful

NON-GAAP RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company also provided additional information concerning its results on a non-GAAP basis. The manner in which this non-GAAP information is derived is discussed in more detail at the end of this release and the Company has provided in the tables attached to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the third quarter of 2011, the Company reported the following non-GAAP results as compared to the non-GAAP results for the third quarter of 2010:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$173	-	$176	-	($3)
Gross Profit	$54	31%	$54	31%	-
Operating Expenses	$85	49%	$87	49%	($2)
Operating Income/(Loss)	($32)	*	($33)	*	$1
Income Tax Provision/(Benefit)	($14)	*	($20)	*	($6)
Earnings/(Loss) per share	($0.37)	-	($0.28)	-	($0.09)
* Not meaningful

For the first nine months of 2011, the Company reported the following non-GAAP results as compared to the non-GAAP results for the first nine months of 2010:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$733	-	$782	-	($49)
Gross Profit	$292	40%	$317	41%	($25)
Operating Expenses	$295	40%	$294	38%	$1
Operating Income/(Loss)	($2)	*	$23	3%	($25)
Income Tax Provision/(Benefit)	($4)	*	($1)	-	$3
Earnings/(Loss) per share	($0.23)	-	$0.17	-	($0.40)
* Not meaningful

Business Outlook

"We believe the actions we are taking to reduce costs and strengthen our brand are critical steps toward our return to profitability," continued Mr. Thornley. "And while our full recovery will take more than just one year, we are taking actions in 2011 to ensure that our operating results will be profitable in 2012. Furthermore, as we look forward to next year, we are encouraged by the continued strength of our brands in the marketplace; we are very excited about the new technology embedded in our 2012 products; we look forward to the benefits from the increased efficiency in our supply and distribution operations following the completion of our global operations strategy initiatives this year; and we expect to begin realizing benefits in 2012 from additional investment in our brand and demand creation initiatives. We believe that all these factors together should result in a much improved 2012 for our business."

The Company estimates that full year 2011 net sales will range from $880 to $890 million compared to $968 million in 2010. Non-GAAP pre-tax loss is estimated to range from $43 to $48 million. Assuming a pro forma statutory tax rate of 38.5%, non-GAAP net loss is estimated to range from $27 to $30 million. These non-GAAP results exclude charges associated with the Company's final phase of its global operations strategy, restructuring costs announced last quarter, non-cash impairment charges, non-cash tax adjustments, and gain on the sale of buildings.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, November 3, 2011. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 16667969.

Non-GAAP Information: This press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) a non-cash Top-Flite intangible asset charge, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, and (v) the gain on the sale of three buildings. The non-GAAP financial information also includes the Company's results excluding interest, taxes, depreciation, amortization expenses, and the Top-Flite intangible asset charge ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP income tax provision/benefit. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information within the press release and attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated amount or timing of charges and savings related to the Company's restructuring plan, the reinvestment of the savings, the estimated sales and loss for 2011, sales growth, and future benefits from the Company's gross margin initiatives and from increased investment in brand and demand creation initiatives, as well as the return to profitability in 2012, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs related to the implementation of the current restructuring plan; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned global operations strategy initiatives or other future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts: Brad Holiday
Patrick Burke
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010(1)

ASSETS
Current assets:
Cash and cash equivalents	$ 64,295	$ 55,043
Accounts receivable, net	147,528	144,643
Inventories	204,213	268,591
Deferred taxes, net	4,761	23,514
Income taxes receivable	5,229	10,235
Other current assets	28,212	41,703
Total current assets	454,238	543,729

Property, plant and equipment, net	119,653	129,601
Intangible assets, net	153,365	161,957
Other assets	38,494	40,725
Total assets	$ 765,750	$ 876,012

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 105,783	$ 139,312
Accrued employee compensation and benefits	27,220	26,456
Accrued warranty expense	9,989	8,427
Income tax liability	5,097	971
Total current liabilities	148,089	175,166

Long-term liabilities	40,805	13,967
Shareholders' equity	576,856	686,879
Total liabilities and shareholders' equity	$ 765,750	$ 876,012

(1) The deferred taxes, other assets and shareholders' equity line items on the accompanying consolidated condensed balance sheet as of December 31, 2010, have been adjusted from amounts previously reported to reflect a decrease in deferred taxes relating to periods previously reported. This adjustment resulted in a $0.9 million decrease to short-term deferred taxes, an $8.1 million decrease to long-term deferred taxes as well as a corresponding decrease to retained earnings of $9.0 million.

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30,
	2011	2010

Net sales	$ 173,243	$ 175,644
Cost of sales	125,857	126,593
Gross profit	47,386	49,051
Operating expenses:
Selling	62,273	56,307
General and administrative	20,775	21,447
Research and development	8,501	9,265
Total operating expenses	91,549	87,019
Loss from operations	(44,163)	(37,968)
Other expense, net	(3,570)	(2,449)
Loss before income taxes	(47,733)	(40,417)
Income tax provision (benefit)	14,854	(22,100)
Net loss	(62,587)	(18,317)
Dividends on convertible preferred stock	2,625	2,625
Net loss allocable to common shareholders	$ (65,212)	$ (20,942)

Loss per common share:
Basic	($1.01)	($0.33)
Diluted	($1.01)	($0.33)
Weighted-average common shares outstanding:
Basic	64,781	63,989
Diluted	64,781	63,989

	Nine Months Ended
	September 30,
	2011	2010

Net sales	$ 732,656	$ 782,128
Cost of sales	458,927	472,156
Gross profit	273,729	309,972
Operating expenses:
Selling	211,688	201,665
General and administrative	67,186	65,570
Research and development	26,196	27,231
Total operating expenses	305,070	294,466
Income (loss) from operations	(31,341)	15,506
Other expense, net	(8,377)	(5,582)
Income (loss) before income taxes	(39,718)	9,924
Income tax provision (benefit)	69,117	(3,527)
Net income (loss)	(108,835)	13,451
Dividends on convertible preferred stock	7,875	7,875
Net income (loss) allocable to common shareholders	$ (116,710)	$ 5,576

Earnings (loss) per common share:
Basic	($1.81)	$0.09
Diluted	($1.81)	$0.09
Weighted-average common shares outstanding:
Basic	64,505	63,831
Diluted	64,505	64,319

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$ (108,835)	$ 13,451
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,438	30,242
Impairment charge	5,413	-
Deferred taxes, net	51,660	(10,713)
Non-cash share-based compensation	8,879	7,547
(Gain) loss on disposal of long-lived assets	(7,196)	149
Changes in assets and liabilities	43,501	15,207
Net cash provided by operating activities	21,860	55,883

Cash flows from investing activities:
Capital expenditures	(21,154)	(15,355)
Proceeds from sales of property, plant and equipment	18,287	-
Other investing activities	-	(2,595)
Net cash used in investing activities	(2,867)	(17,950)

Cash flows from financing activities:
Issuance of common stock	2,198	2,954
Dividends paid, net	(9,819)	(9,800)
Credit facility origination fees	(2,467)	-
Other financing activities	(84)	(546)
Net cash used in financing activities	(10,172)	(7,392)

Effect of exchange rate changes on cash and cash equivalents	431	2,077
Net increase in cash and cash equivalents	9,252	32,618
Cash and cash equivalents at beginning of period	55,043	78,314
Cash and cash equivalents at end of period	$ 64,295	$ 110,932

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2011	2010(1)	Dollars	Percent	2011	2010(1)	Dollars	Percent
Net sales:
Woods	$ 41,545	$ 27,073	$ 14,472	53%	$ 187,827	$ 184,740	$ 3,087	2%
Irons	38,223	48,605	(10,382)	-21%	169,357	176,959	(7,602)	-4%
Putters	15,060	15,873	(813)	-5%	67,701	87,552	(19,851)	-23%
Golf balls	32,740	35,321	(2,581)	-7%	132,086	144,549	(12,463)	-9%
Accessories and other	45,675	48,772	(3,097)	-6%	175,685	188,328	(12,643)	-7%
	$ 173,243	$ 175,644	$ (2,401)	-1%	$ 732,656	$ 782,128	$ (49,472)	-6%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2011	2010	Dollars	Percent	2011	2010	Dollars	Percent
Net sales:
United States	$ 73,890	$ 76,208	$ (2,318)	-3%	$ 357,767	$ 389,627	$ (31,860)	-8%
Europe	25,365	23,396	1,969	8%	114,443	107,130	7,313	7%
Japan	41,806	36,689	5,117	14%	108,124	120,252	(12,128)	-10%
Rest of Asia	17,505	21,473	(3,968)	-18%	68,593	70,786	(2,193)	-3%
Other foreign countries	14,677	17,878	(3,201)	-18%	83,729	94,333	(10,604)	-11%
	$ 173,243	$ 175,644	$ (2,401)	-1%	$ 732,656	$ 782,128	$ (49,472)	-6%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2011	2010(1)	Dollars	Percent	2011	2010(1)	Dollars	Percent
Net sales:
Golf clubs	$ 140,503	$ 140,323	$ 180	0%	$ 600,570	$ 637,579	$ (37,009)	-6%
Golf balls	32,740	35,321	(2,581)	-7%	132,086	144,549	(12,463)	-9%
	$ 173,243	$ 175,644	$ (2,401)	-1%	$ 732,656	$ 782,128	$ (49,472)	-6%

Income (loss) before income taxes:
Golf clubs (2)	$ (23,941)	$ (18,644)	$ (5,297)	-28%	$ 19,058	$ 55,718	$ (36,660)	-66%
Golf balls (3)	(6,637)	(4,423)	(2,214)	-50%	(4,638)	3,314	(7,952)	-240%
Reconciling items (4)	(17,155)	(17,350)	195	1%	(54,138)	(49,108)	(5,030)	-10%
	$ (47,733)	$ (40,417)	$ (7,316)	-18%	$ (39,718)	$ 9,924	$ (49,642)	-500%

(1) Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.

(2) In connection with the GOS Initiatives, the Company's golf clubs segment absorbed $0.9 million less of charges during the three months ended September 30, 2011 compared to the same period in the prior year.  During the nine months ended September 30, 2011, the Company's golf clubs segment absorbed  incremental charges of $5.5 million compared to the same period in the prior year.

(3) In connection with the GOS Initiatives, the Company's golf balls segment absorbed incremental pre-tax charges of $1.0 million and $4.6 million, respectively, during the three and nine months ended September 30, 2011 compared to the same periods in the prior year.

(4) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended September 30,									Quarter Ended September 30,
		2011								2010

		Pro Forma Callaway Golf (1)		Global Operations Strategy (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Total as Reported			Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported
Net sales		$ 173,243		$ -	$ -	$ -	$ 173,243			$ 175,644	$ -	$ 175,644
Gross profit		53,626		(5,191)	-	(1,049)	47,386			54,156	(5,105)	49,051
% of sales		31%		n/a	n/a	n/a	27%			31%	n/a	28%
Operating expenses		85,165		38	-	6,346	91,549			86,780	239	87,019
Income (loss) from operations		(31,539)		(5,229)	-	(7,395)	(44,163)			(32,624)	(5,344)	(37,968)
Other income (expense), net		(3,570)		-	-	-	(3,570)			(2,449)	-	(2,449)
Income (loss) before income taxes		(35,109)		(5,229)	-	(7,395)	(47,733)			(35,073)	(5,344)	(40,417)
Income tax provision (benefit)		(13,517)		(2,013)	33,231	(2,847)	14,854			(20,091)	(2,009)	(22,100)
Net income (loss)		(21,592)		(3,216)	(33,231)	(4,548)	(62,587)			(14,982)	(3,335)	(18,317)

Dividends on convertible preferred stock		2,625		-	-	-	2,625			2,625	-	2,625
Net income (loss) allocable to common shareholders		$ (24,217)		$ (3,216)	$ (33,231)	$ (4,548)	$ (65,212)			$ (17,607)	$ (3,335)	$ (20,942)

Diluted earnings (loss) per share:		$ (0.37)		$ (0.05)	$ (0.52)	$ (0.07)	$ (1.01)			$ (0.28)	$ (0.05)	$ (0.33)
Weighted-average shares outstanding:		64,781		64,781	64,781	64,781	64,781			63,989	63,989	63,989

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2) Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

	Nine Months Ended September 30,									Nine Months Ended September 30,
	2011									2010

	Pro Forma Callaway Golf (1)	Global Operations Strategy (1)		Non-Cash Impairment Charge (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Gain on Sale of Buildings (1)	Total as Reported		Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported
Net sales	$ 732,656	$ -		$ -	$ -	$ -	$ -	$ 732,656		$ 782,128	$ -	$ 782,128
Gross profit	292,118	(17,340)		-	-	(1,049)	-	273,729		317,274	(7,302)	309,972
% of sales	40%	n/a		n/a	n/a	n/a	n/a	37%		41%	n/a	40%
Operating expenses	294,598	231		5,413	-	11,508	(6,680)	305,070		294,066	400	294,466
Income (loss) from operations	(2,480)	(17,571)		(5,413)	-	(12,557)	6,680	(31,341)		23,208	(7,702)	15,506
Other income (expense), net	(8,377)	-		-	-	-	-	(8,377)		(5,582)	-	(5,582)
Income (loss) before income taxes	(10,857)	(17,571)		(5,413)	-	(12,557)	6,680	(39,718)		17,626	(7,702)	9,924
Income tax provision (benefit)	(4,180)	(6,765)		(2,084)	84,408	(4,834)	2,572	69,117		(598)	(2,929)	(3,527)
Net income (loss)	(6,677)	(10,806)		(3,329)	(84,408)	(7,723)	4,108	(108,835)		18,224	(4,773)	13,451

Dividends on convertible preferred stock	7,875	-		-	-	-	-	7,875		7,875	-	7,875
Net income (loss) allocable to common shareholders	$ (14,552)	$ (10,806)		$ (3,329)	$ (84,408)	$ (7,723)	$ 4,108	$ (116,710)		$ 10,349	$ (4,773)	$ 5,576

Diluted earnings (loss) per share:	$ (0.23)	$ (0.17)		$ (0.05)	$ (1.31)	$ (0.12)	$ 0.07	$ (1.81)		$ 0.16	$ (0.07)	$ 0.09
Weighted-average shares outstanding:	64,505	64,505		64,505	64,505	64,505	64,505	64,505		64,319	64,319	64,319

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the year-to-date pro forma results.
(2) Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

	2011 Trailing Twelve Months Adjusted EBITDA							2010 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended							Quarter Ended
	December 31,	March 31,		June 30,	September 30,			December 31,	March 31,	June 30,	September 30,
	2010	2011		2011	2011	Total		2009	2010	2010	2010	Total
Net income (loss)	$ (32,255)	$ 12,818		$ (59,066)	$ (62,587)	$ (141,090)		$ (15,555)	$ 20,303	$ 11,465	$ (18,317)	$ (2,104)
Interest expense (income), net	(444)	142		207	399	304		(435)	(118)	(242)	(1,234)	(2,029)
Income tax provision (benefit)	(13,231)	8,780		45,483	14,854	55,886		(11,142)	9,641	8,932	(22,100)	(14,669)
Depreciation and amortization expense	10,707	9,880		9,311	9,247	39,145		10,504	9,949	9,606	10,687	40,746
Impairment charge	7,547	-		5,413	-	12,960		-	-	-	-	-
Adjusted EBITDA	$ (27,676)	$ 31,620	-	$ 1,348	$ (38,087)	$ (32,795)		$ (16,628)	$ 39,775	$ 29,761	$ (30,964)	$ 21,944